EXHIBIT 10.110
EXECUTION COPY
AGREEMENT
     Agreement, dated as of December 4, 2007, between Russ Berrie and Company, Inc. (together with its successors and assigns, the “Company”) and Bruce Crain (the “Executive” and, together with the Company, the “Parties”).
     Effective as of December 4, 2007 (the “Commencement Date”), the Executive shall be employed by the Company as its President and Chief Executive Officer, on the terms and conditions set forth herein. His employment by the Company shall be on an “at will” basis and shall be subject to termination by the Company, with or without Cause (as defined below), or the Executive, with or without Good Reason (as defined below), with the consequences provided in this Agreement.
     The Parties intending to be legally bound hereby agree as follows:
     1. POSITION; DUTIES
     The Executive shall be employed as President and Chief Executive Officer of the Company, commencing as of the Commencement Date. He shall have the authorities and responsibilities customarily associated with such status in a company of the size and structure of the Company. He shall report directly to the Board of Directors of the Company (the “Board”) and shall have ultimate responsibility for all the Company’s current and future operations in the U.S. and abroad, which currently include:
•	Russ North America

•	Russ International

•	Russ Far East

•	Sassy

•	Kids Line
Promptly following the Commencement Date, the Executive shall be appointed to the Board. At the Company’s request, upon termination of the Executive’s employment for any reason, the Executive shall promptly resign from the Board and from all other positions that the Executive then holds with the Company or any affiliate and promptly execute all documentation for such resignations.
     The Executive shall devote substantially all of his business time, effort and energies to the business of the Company; provided, however, that notwithstanding the foregoing, he may (a) serve on the board of directors of a reasonable number of trade associations and/or charitable organizations, (b) engage in charitable activities and community affairs, (c) accept and fulfill a reasonable number of speaking engagements and (d) manage his personal investments and affairs, as long as such activities do not individually or in the aggregate interfere with the proper performance of his duties and responsibilities for the Company in any material respect; provided further, that he may serve on the board of directors of any for-profit business entity, but only with the prior written consent of the Chairman of the Board or the Chairman of the Executive Committee of the Board, which consent will not be unreasonably withheld or delayed if the Chairman of the Board or the Chairman of the Executive Committee of the Board, as applicable, concludes in his discretion that such service will not interfere with the proper performance of the Executive’s duties hereunder. The Company recognizes that Executive is currently and intends to keep performing services for Kahn Lancaster Lucas, Inc. and that his continued performance of those services is not prohibited under this Agreement, provided that the Chairman of the Board or the Chairman of the Executive Committee of the Board of the Company may require the Executive to cease performing such services in the future after 60 days prior written notice to the Executive from the Chairman of the Board or the Chairman of the Executive Committee of the Board.
     2. COMPENSATION AND BENEFITS
     Subject in each case to the provisions of Section 3 of this Agreement in the event that his employment hereunder terminates, the Executive shall be entitled to the following compensation and benefits with respect to the period during which he is employed hereunder:
          (A) Base Salary.
     The Company shall pay the Executive a base salary at an annual rate of $550,000 (“Base Salary”), payable in accordance with the Company’s usual payroll practices. The Compensation Committee of the Board shall consider an increase of Base Salary annually in its discretion. The Base Salary shall not be decreased at any time or for any purpose during the Executive’s employment hereunder.
          (B) Incentive Compensation.
     The Executive shall be entitled to an annual incentive compensation opportunity as determined by the Compensation Committee of the Board commencing in 2008. The Executive’s annual bonus opportunity shall not be less than 75% of salary at target and 130% at maximum. The Executive’s performance goals will not be established at levels that are more difficult to achieve than for other bonus participants who have identical performance measures (e.g., consolidated corporate goals rather than segment or regional goals). Performance goals will be established by the Compensation Committee of the Board of Directors of the Company by no later than March 31 of each year and the Executive shall have the opportunity to consult on the performance goals. Earned bonuses shall be paid to the Executive at the same time as paid to other officers after the completion of the audit of the Company’s financial statements for the year and the determination by the Compensation Committee of the achievement of the performance goals, but no later than March 15.
          (C) Stock Options and Restricted Stock Units.
     On the Commencement Date, or as soon thereafter as the Compensation Committee of the Board shall approve, the Compensation Committee will grant the Executive (i) a stock option under the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan (the “2004 Plan”) to purchase 20,000 shares of Company stock, (ii) a stock option to purchase 100,000 shares of Company stock (of which stock options to purchase 80,000 shares shall be granted under the 2004 Plan and stock options to purchase 20,000 shares shall be granted outside of the 2004 Plan), and (iii) 85,000 shares of Company restricted stock under the 2004 Plan. The stock options described in clause (i) of the preceding sentence shall become fully exercisable on the six month anniversary of the Commencement Date and shall expire on the tenth anniversary of the Commencement Date subject to earlier expiration as set forth herein or in the grant agreement; the stock options described in clause (ii) of the preceding sentence shall become exercisable and nonforfeitable at the rate of 20% per year on each of the first five anniversaries of the Commencement Date and shall expire on the tenth anniversary of the Commencement Date subject to earlier expiration as set forth herein or in the grant, and the restricted stock grants described in clause (iii) of the preceding sentence shall become vested at the rate of 25% per year on each of the first four anniversaries of the Commencement Date. In addition, as soon as practicable in 2008, the Compensation Committee will grant the Executive a stock option under the 2004 Plan to purchase 100,000 shares of Company stock which shall become exercisable and nonforfeitable at the rate of 20% per year on each of the first five anniversaries of the Commencement Date and which shall expire on the tenth anniversary of the Commencement Date subject to earlier expiration as set forth herein or in the grant agreement. The stock option and restricted stock grants shall be evidenced by stock option agreements and a restricted stock award agreement in the forms attached hereto. The exercise price of each stock option shall be the closing price of the Company stock on the New York Stock Exchange on the date of grant. Additional stock option grants will be considered by the Compensation Committee of the Board annually, in its discretion, which shall give consideration to the Company’s sales and EBITDA targets in determining the amount of option grant.
          (D) Expense Reimbursement.
     The Company shall reimburse the Executive for business expenses reasonably incurred by him in the performance of his duties with the Company, in accordance with the Company’s usual practices.
          (E) Other Benefits.
     The Executive will be entitled to participate in the Company’s employee benefit plans and programs applicable to senior executives generally and on a basis no less favorable than those provided to other senior executives. During his employment by the Company, the Executive shall be entitled to life insurance coverage of not less than 200% of his Base Salary, but shall be entitled to the life insurance benefit under the Company’s life insurance program for senior executives generally if it would provide for a higher level of life insurance coverage. If the Executive becomes disabled during employment and entitled to long-term disability benefits under the Company’s long-term disability plan, the Company shall provide the Executive during the period of disability with long-term disability benefits equal to 50% of his salary (prior to offsets provided in the Company’s long-term disability plan) through the Company’s long-term disability plan and a supplemental disability program. The Company agrees to cooperate with Executive and use commercially reasonable best efforts in order that a supplemental program can be obtained so that all or part of the supplemental disability benefit will be provided to Executive on a non-taxable basis. The Company will also pay for an annual physical examination for the Executive by the physician or institution chosen by the Executive. The Executive shall be entitled to be reimbursed for tax preparation and financial planning services and advice not to exceed $5,000 annually. The reimbursement of the annual physical examination and tax preparation and financial planning services are subject to the following: (i) no such reimbursement will be made by the Company later than the end of the year following the year in which the underlying expense is incurred, (ii) any such benefit provided by the Company in any year will not be affected by the amount of such benefit provided by the Company in any other year, and (iii) under no circumstances will the Executive be permitted to liquidate or exchange any such benefit for cash or any other benefit.
          (F) Vacation.
     The Executive will be entitled to three weeks vacation annually (or such greater amount provided in applicable Company policies) to be taken at times determined by the Executive which do not unreasonably interfere with the performance of his duties hereunder. Any vacation time not taken during any year may not be carried over to subsequent years.
          (G) Director’s and Officer’s Insurance and Indemnification.
     (i) The Company agrees that (a) if the Executive is made a party, or is threatened to be made a party, to any legal proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant, or representative of the Company or any affiliates or subsidiaries thereof, or (b) if any legal claim is made, or threatened to be made, that arises out of or relates to the Executive’s service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted, against any and all costs, expenses, liabilities, and losses (including, without limitation, attorney’s fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company and shall inure to the benefit of the Executive’s heirs, executors, and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any such legal proceeding or legal claim within 15 days after receiving written notice requesting such an advance. Such notice shall include an undertaking by the Executive to repay the amount advanced if he is ultimately determined not be entitled to indemnification against such costs and expenses.
     (ii) Neither the failure of the Company to have made a determination in connection with any request for indemnification or advancement under this Section that the Executive has satisfied any applicable standard of conduct nor a determination by the Company that the Executive has not met any applicable standard of conduct, shall create a presumption that the Executive has not met an applicable standard of conduct.
     (iii) During the term of employment and for a period of six years thereafter, the Company shall keep in place a directors and officers’ liability insurance policy (or policies) providing comprehensive coverage to the Executive equal to at least the greater of (1) $5,000,000 per year and (2) the coverage that the Company provides for any other present or former senior executive or director of the Company.

          (H) Exclusion of Other Benefits.
     The terms of this Agreement are intended to be in lieu of, and not in addition to, the following benefits which the Company has made available to other executives, and accordingly, the Executive shall not be entitled to (i) participate in the Company’s Change in Control Severance Plan, or (ii) participate in the Company’s general severance policy applicable to domestic vice presidents and above.
     3. CONSEQUENCES OF TERMINATION
          (A) Termination by Company for Cause or Termination by Executive without Good Reason.
     If the Executive’s employment under this Agreement is at any time terminated by the Company for Cause (as defined below), or by the Executive without Good Reason (as defined below), the Executive will be entitled to receive the following (promptly following such termination in the case of clause (i) and at the time specified in Section 2(B) in the case of clause (ii) below):
     (i) Base Salary earned through the date that the Executive’s employment hereunder terminates (the “Termination Date”);
     (ii) Bonus amounts earned for any prior completed calendar year and not yet paid;
     (iii) Other amounts and benefits, if any, in accordance with the applicable terms of any applicable plan, program, corporate governance document, policy, agreement or arrangement of the Company other than additional benefits provided to the Executive under the terms of this Agreement (collectively, “Company Arrangements”).
     In addition, any unvested portion of the stock options and restricted stock award specified in Section 2(C) shall immediately terminate and any unexercised, vested portion of the options shall remain exercisable for the shorter of 90 days and the remainder of the term of such option.
     “Cause” shall mean: (A) wrongful refusal, or repeated willful failure, by the Executive to perform his duties hereunder as an employee of the Company; (B) in carrying out his duties, the Executive engages in conduct that constitutes willful gross neglect, willful gross misconduct or willful fraud with regard to the Company or its assets; or (C) the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony. No termination of the Executive’s employment shall be treated as for “Cause” unless, prior to such termination: (i) the Executive has been provided written notice from the Board or the Executive Committee of the Board setting forth in reasonable detail the basis on which the Board is considering terminating his employment for “Cause” (a “Cause Notice”); (ii) the Executive has failed to cure the basis on which the Board is considering terminating his employment within 10 days of notice thereof except that no notice need be provided to the extent that the act or omission is not curable; (iii) the Executive has been afforded a review by the Board, including a hearing before the Board within 14 days following his receipt of such Cause Notice, provided, that the

Executive requests such hearing within 7 days of receipt of such Cause Notice; and (iv) within 10 days after the later of such review and such hearing (if any), the Board confirms, by affirmative vote of a majority of its members and on written notice to the Executive, that “Cause” exists. Any determination that “Cause” exists shall be subject to de novo review in arbitration pursuant to Section 10(B) below.
     As of the Termination Date, except as set forth above, the rights of the Executive to the accrual, payment and/or receipt of any other compensation or benefits described under Section 2 of this Agreement, including, but not limited to, any award to be earned for the year in which the Termination Date occurs, shall immediately cease.
          (B) Termination by the Company without Cause or Termination by Executive for Good Reason.
     If the Executive’s employment under this Agreement is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to receive the following:
     (i) Base Salary earned through the Termination Date;
     (ii) Bonus amounts earned for any prior year or period and not yet paid;
     (iii) Base Salary at the rate in effect at the Termination Date for a period of six months after the Termination Date;
     (iv) Coverage under the Company’s life insurance programs (including the life insurance coverage set forth in Section 2(E)) during the six months following the Termination Date;
     (v) Coverage under the Company’s medical, and dental if any, programs during the twelve month period following the Termination Date; and
     (vi) If the Company terminates the Executive’s employment without Cause, but not if the Executive terminates his employment for Good Reason, a bonus for the year in which the Termination Date occurs based on actual performance for the year but prorated for the period of the Executive’s employment through the Termination Date.
Any amounts payable pursuant to clause (i) of this paragraph (B) shall be paid promptly after the Termination Date; any amounts payable pursuant to clauses (ii) or (vi) of this paragraph (B) shall be paid within the time specified in Section 2(B); any amounts payable under clause (iii) of this paragraph (B) shall be paid commencing on the first day of the month following the Termination Date and payable on the first day of each of the next five months thereafter; provided, however, that any payment(s) that would be made under such schedule after March 15 of the year following the Termination Date shall instead be paid on March 1 of the year following the Termination Date; coverage under clause (iv) of this paragraph (B) shall continue for six months following the Termination Date; and coverage under clause (v) of this paragraph (B) shall continue for twelve months following the Termination Date. Notwithstanding the foregoing, if necessary to prevent the Executive from being subject to adverse tax consequences under Section

409A of the Internal Revenue Code, the amounts payable pursuant to clause (iii) of this paragraph (B) shall not be paid until, and shall be paid in a single sum payment on, the first day after the six month anniversary of the Termination Date and the amount payable pursuant to clause (vi) shall be paid in a single sum payment on the later of the first day after the six month anniversary of the Termination Date or the date that the bonus would be paid in accordance with its terms. In order to receive any payments or benefits under Sections 3(B)(iii), (iv) or (v) and Sections 3(E) and 3(F)of this Agreement and the accelerated vesting of stock options and restricted stock set forth in the following paragraph, the Executive must execute and deliver to the Company a release provided by the Company in substantially the form of Exhibit A hereto. At the end of the twelve month period during which medical, and dental if any, coverage continues under clause (v) above of this paragraph (B), Executive may elect COBRA continuation medical coverage at his own expense. All amounts payable under this Agreement shall be without interest if paid when due.
     If the Executive’s employment under this Agreement is terminated by the Company without Cause or by the Executive for Good Reason, the 220,000 shares of the Company’s stock covered by stock options and the 85,000 shares of restricted stock specified in Section 2(C) shall become immediately vested and nonforfeitable on the Termination Date to the same extent as if the Executive had completed an additional two years of service after the Termination Date and such stock options shall remain exercisable for 90 days following the Termination Date or until the expiration date of the option in accordance with its terms, whichever is earlier.
     As of the Termination Date, except as set forth above, the rights of the Executive to the accrual, payment and/or receipt of any other compensation or benefits described under Section 2 of this Agreement shall immediately cease.
     “Good Reason” shall mean the occurrence of any of the following events without the Executive’s express written consent and without full cure by the Company on 30 days’ written notice from the Executive describing the “Good Reason” event he believes has occurred and requesting cure (provided that, for the avoidance of doubt, if full cure is made by the Company within 15 days of such notice, a “Good Reason” event shall be deemed not to have occurred): (i) removal of the Executive from his position as Chief Executive Officer or other material diminution of his duties or authority, provided that the effect of any sale or other transfer by the Company of a business segment or substantial portion of its assets outside the ordinary course of business or a change in business strategy shall not be deemed to be a material diminution of the Executive’s duties or authority; (ii) failure to maintain the Executive’s salary at the amount specified in Section 2(A) or the Executive’s bonus opportunity specified in Section 2(B); (iii) the Company’s failure to make the equity grants described in Section 2(C) within 90 days of the Commencement Date (unless the equity grants may not be made within such period because of securities law blackout restrictions, in which case the equity grants shall be made as soon as practicable after the securities law blackout restriction no longer applies) or failure to make other material payments hereunder when due; (iv) the Company’s requiring the Executive to relocate the Executive’s office outside of the Northern New Jersey suburbs; or the New York metropolitan area, i.e., New York City, Westchester and Fairfield Counties and Long Island; (v) failure to nominate the Executive to be a member of the Board; or (vi) any failure promptly to obtain the assumption of this

Agreement by any successor to the Company by way of merger of consolidation. A termination for “Good Reason” shall be effected by the Executive giving at least 30 days’ written notice of such termination after a Good Reason event has occurred.
          (C) Termination by Disability or Death.
     In the event that the employment of the Executive terminates by reason of Disability (as defined below), the Executive shall be entitled to the payments set forth in clauses (i), (ii) and (iii) of Section 3(A) as well as the long-term disability benefit specified in Section 2(E). In the event that the employment of the Executive terminates by death, the amounts set forth in clauses (i) (ii) and (iii) of Section 3(A) shall be paid to his estate and the life insurance benefit specified in Section 2(E) shall be paid to his designated beneficiary, or estate in the absence of designated beneficiary. In addition, the Executive shall be entitled to a bonus for the year in which the Executive’s employment terminates by reason of death or Disability at the time specified in Section 2(B) based on actual performance for the year but prorated for the period of the Executive’s employment for the year and which shall be paid to his designated beneficiary, or estate in the absence of a designated beneficiary, in the event of death.
     In addition, in the event that the employment of the Executive terminates by death or Disability, the stock option grants covering 220,000 shares of the Company’s stock and the 85,000 shares of restricted stock specified in Section 2(C) shall become nonforfeitable to the same extent as if the Executive had completed an additional two years of service after the date of death or termination for Disability and such stock options shall remain exercisable for a period of one year following such death or termination for Disability or the expiration of the option in accordance with its terms, whichever is earlier.
     “Disability” shall mean the Executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for 120 days (which need not be consecutive) in any 360 day period, as determined by an approved medical doctor. For this purpose an approved medical doctor shall mean a medical doctor selected by the parties. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purposes.
          (D) Change in Control.
     Upon the occurrence of a Change in Control, whether or not the employment of the Executive is terminated, the stock option grants covering 220,000 shares of the Company’s stock and the 85,000 shares of restricted stock specified in Section 2(C) shall immediately vest to the extent such stock options and/or restricted shares were scheduled to vest within three years of the date of such Change in Control, and the vesting dates of such stock options or restricted shares that were not scheduled to vest within three years of the date of such Change in Control shall be accelerated by three years. In the event that the Company terminates the Executive’s employment without Cause and a Change in Control occurs within six months following the Termination Date, the aforesaid stock options and restricted shares that were scheduled to vest within three years of the Termination Date (and which did not vest on the Termination Date pursuant to Section 3(B)) shall become vested and exercisable on the date of such Change in Control.
     “Change in Control” shall mean the occurrence of any of the following: (i) any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (as described in Rule 13d-5 under the Exchange Act), other than any beneficial owner of in excess of 5% of the Company’s voting securities on the date of this Agreement, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 25% of the total combined voting power of the Company’s then outstanding securities, excluding, however, the following: (a) any acquisition of securities directly from the Company, (b) any acquisition of securities by the Company, (c) any acquisition of securities by an employee benefit plan (or related trust) sponsored or maintained by the Company or entirely controlled by the Company, or (d) an event that does not constitute a Change in Control under clauses (iii) and (iv) below; (ii) as a result of any proxy solicitation made otherwise than on behalf of the Board of Directors of the Company, Continuing Directors cease to be a majority of the Board (a “Continuing Director” is any member of the Board who (a) was a member of the Board on November 1, 2007 or (b) first became a member of the Board as a result of or following his election or nomination for election by the Board at a time that Continuing Directors form a majority of the Board and with the approval of a majority of such Continuing Directors); (iii) the merger, consolidation, or other business combination of or by the Company (a “Transaction”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the Company or other resulting entity representing more than a majority of the voting power in the Company or other resulting entity in substantially the same proportions as their ownership of Company securities immediately prior to the Transaction, or (iv) the sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity in substantially the same proportions as their ownership of Company securities immediately prior to the sale. Except as provided in clause (iv) above, the sale or other transfer by the Company of a business segment or substantial portion of its assets outside the ordinary course of business or a change in business strategy shall not constitute a “Change in Control.”
          (E) Parachute Payment Excise Tax.
     Notwithstanding anything herein to the contrary, if the Executive determines that any amounts due to him under this Agreement and any other plan or program of the Company constitute a “parachute payment,” as such term is defined in Section 280G(b) (2) of the Code, and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount that the Executive would receive if he were paid three times his “base amount,” as defined in Section 280G(b) (3) of the Code, less $1.00, reduced by all federal, state and local taxes applicable thereto, then at the Executive’s request the Company shall reduce the aggregate of the amounts constituting the parachute payment to an amount that will equal three times the Executive’s base amount less $1.00. The Executive shall have the right to specify the portion of such reduction, if any, that will be made under this Agreement and each plan or program of the Company.
          (F) Outplacement.
     In the event that the Company terminates the employment of the Executive without Cause or the Executive terminates his employment for Good Reason, the Executive shall be entitled to outplacement services for a period of six months following the Termination Date for which the Company will reimburse the Executive in an amount not to exceed $10,000.
          (G) No Mitigation; No Offset.
     In the event of any termination of the employment of the Executive hereunder, the Executive shall be under no obligation to seek other employment, and there shall be no offset against any amounts due him (other than as expressly provided herein) on account of any remuneration attributable to any subsequent employment that he may obtain or any claims the Company or any of its affiliates may have against him.
          4. CONFIDENTIALITY
     The Executive shall, during and after his employment by the Company and except in connection with performing services on behalf of (or for the benefit of) the Company or any of its affiliates, keep secret and retain in the strictest confidence all confidential, proprietary and non-public matters, tangible or intangible, of or related to the Company, its stockholders, subsidiaries, affiliates, successors, assigns, officers, directors, attorneys, fiduciaries, representatives, employees, licensees and agents including, without limitation, trade secrets, business strategies and operations, customer lists, manufacturers, material suppliers, financial information, personnel information, legal advice and counsel obtained from counsel, information regarding litigation, actual, pending or threatened, research and development, identities and habits of employees and agents and business relationships, and shall not disclose them to any person, entity or any federal, state or local agency or authority, except as may be required by law. Notwithstanding the foregoing, nothing in this Agreement or elsewhere shall prohibit the Executive from making any statement or disclosure (i) to the extent required by law; (ii) to the extent required by subpoena or other legal process (upon receipt of which the Executive shall immediately give the Company written notice thereof in order to afford the Company an opportunity to contest such disclosure); (iii) with the Company’s prior written consent; or (iv) in confidence to an attorney for the purpose of obtaining legal advice.
     Upon termination of his employment with the Company, the Executive shall return to the Company all confidential, proprietary and non-public materials, and any other property of the Company, in his possession. The personal property of the Executive, including his rolodex, documents relating to his benefits, compensation, tax liabilities, personal obligations (e.g., restrictive covenants), and the like, shall not be subject to return pursuant to the preceding sentence.

     5. NON-COMPETE; NONSOLICITATION
     The Executive agrees that during his employment by the Company and for one year thereafter, he shall not, directly or indirectly, engage or be interested in (as owner, partner, stockholder, employee, director, officer, agent, fiduciary, consultant or otherwise), with or without compensation, any business engaged in the manufacture, distribution, promotion, design, marketing, merchandising or sale of infant bedding and accessories, infant feeding utensils and bowls, pacifiers, bibs and bottles, infant developmental toys, soft toys and plush products or any other product providing more than 10% of the revenues of the Company for the prior fiscal year. The Executive also agrees that for two years after his termination of employment, he shall not, directly or indirectly, solicit the employment or retention of (or attempt, directly or indirectly, to solicit the employment or retention of or participate in or arrange the solicitation of the employment or retention of) any person who is to his knowledge then employed or retained by the Company, or by any of its subsidiaries or affiliates. Notwithstanding the foregoing, nothing in this Section 5 shall prohibit the Executive from (i) performing services, with or without compensation, for, or engaging or being interested in, any business or entity, that does not directly relate to business activities that compete directly and materially with a material business of the Company or its subsidiaries or (ii) acquiring or holding not more than five percent of any class of publicly-traded securities of any business. A business or entity that realized less than 20% of its revenues during its most recently completed fiscal year from sales of the aggregate of the following products shall not be deemed to compete directly and materially with a material business of the Company or its subsidiaries: infant bedding and accessories; infant feeding utensils and bowls, pacifiers, bibs and bottles, infant developmental toys, soft toys and plush products and any other product providing more than 10% of the revenues of the Company for the prior fiscal year.
     6. NONDISPARAGEMENT
     The Executive shall, after his employment with the Company has terminated, refrain from any action that could reasonably be expected to harm the reputation or goodwill of the Company, its subsidiaries, affiliates and any shareholder holding more than 5% of the Company’s voting securities, including, without limitation, making derogatory comments about the character or ability of the Company or its directors, officers, employees, shareholders, agents or representatives.
     The Company shall, after the employment of the Executive with the Company has terminated, refrain from any action that could reasonably be expected to harm the reputation of the Executive, including, without limitation, making derogatory comments about the character or ability of the Executive.
     7. REMEDY FOR BREACH AND MODIFICATION
     The Executive acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the Company and that the Company may be irreparably damaged if these provisions are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief or remedies available to the Company, the Company shall be entitled to seek appropriate temporary, preliminary and permanent injunctive or other equitable relief for the purposes of restraining the Executive from any actual or threatened breach of or otherwise enforcing these provisions and no bond or security will be required in connection therewith. In addition, notwithstanding any provision in this Agreement to the contrary, if the Executive breaches any of the provisions of Sections 4, 5 or 6 of this Agreement at any time and such breach is either (x) willful and not inconsequential or (y) in a material respect and not cured promptly after notice from the Company, he shall not thereafter be entitled to any payments or benefits under this Agreement.
     8. SEVERABILITY
     If any provision of this Agreement is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable.
     9. COUNTERPARTS; FACSIMILES
     This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. Signatures delivered by facsimile shall be effective for all purposes.
     10. GOVERNING LAW; JURISDICTION; ARBITRATION
          (A) This Agreement shall be governed by, and construed and interpreted in accordance with its express terms, and otherwise in accordance with the laws of the State of New Jersey, without regard to conflicts of laws principles.
          (B) Any claim or dispute arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the Executive’s employment with the Company or the termination thereof (a “Dispute”), shall, except to the extent otherwise provided in Section 10(C) below with respect to certain claims for injunctive relief, be submitted for de novo review in arbitration in accordance with the procedures set forth in this Section 11(B). A party that wishes to initiate the arbitration of a Dispute (the “Initiating Party”) shall give notice of its demand for arbitration to the other party (or parties); that notice must include a description of the Dispute in reasonable detail and a specific description of the relief sought by the Initiating Party, including a proposed form of award by the arbitrator. Within ten days after that notice is given, the other party or parties (each, a “Responding Party”) shall give notice to the Initiating Party including a statement as to whether it wishes to submit to the arbitration a Dispute that varies from, or is in addition to, the Dispute described in the Initiating Party’s notice and a specific description of the relief sought by the Responding Party, including a proposed form of award by the arbitrator. If a Responding Party’s notice describes a Dispute that varies from, or is in addition to, the Dispute described in the Initiating Party’s notice, the Initiating Party may, by notice to the Responding Party within five days after the Responding Party’s notice is given, modify the description of its requested relief, including the proposed form of award by the arbitrator, to take account of the Dispute as described in the Responding Party’s notice. The arbitration shall be conducted in New Jersey before a single arbitrator in accordance with the rules of the

American Arbitration Association (at the offices of the American Arbitration Association nearest to the principal executive offices of the Company). Each party shall bear its own fees and expenses of arbitration hereunder, including the fees and expenses of its lawyers, representatives, and witnesses, and shall share equally with the other party all other costs of the arbitration, including the fees and expenses of the arbitrators; provided, however, that the arbitrators shall have the power to award recovery of any or all costs of arbitration (including fees and expenses of the arbitrators, costs of assistance required by the tribunal, fees of the American Arbitration Association and reasonable attorneys’ and other experts’ fees) to the prevailing party.
          (C) Notwithstanding the foregoing, either Party may seek to enforce, through injunctive or similar relief, any provision of Sections 4, 5 or 6 of this Agreement in the courts of the State of New Jersey, or if it has or can acquire jurisdiction, in the United States District Court for the District of New Jersey, and each of the Parties hereby consents to the jurisdiction of such courts (and the appropriate appellate courts) and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either Party anywhere in the world, whether within or without the State of New Jersey.
     11. NOTICES
     Any notice or other communication made or given in connection with this Agreement may be given by counsel, shall be in writing, and, if to a Party, shall be deemed to have been duly given when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to a Party at his or its address or facsimile number set forth below or at such other address or facsimile number as a Party may specify by notice to the other Party:

To the Executive, at his principal residence as reflected in the records of the Company, with a copy to him at his principal business office during his employment with the Company:

with a simultaneous copy to:

Gary L. Schoenbrun, Esq. Dickstein Shapiro LLP 1177 Avenue of the Americas New York NY 10036 Fax No.: 212-277-6501

To the Company:

111 Bauer Drive Oakland, NJ 07436 Attention: Marc S. Goldfarb, Esq. General Counsel Fax No.: 201-405-7377

With a simultaneous copy to:

Edward P. Smith, Esq. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Fax No.: 212-541-5369
     12. ENTIRE AGREEMENT; AMENDMENT
     This Agreement supersedes all prior agreements between the Parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement between the Parties with respect thereto, and cannot be changed or terminated orally. Any conflict between the provisions of this Agreement (including all attachments) and the provisions of any other present or future Company Arrangement shall be resolved in favor of this Agreement, unless the Parties otherwise agree in a signed writing that specifically identifies the provision(s) of this Agreement (including all attachments) that are intended to be affected.
     13. WAIVER
     The failure of any Party or person to insist upon strict adherence to any term of this Agreement (including all attachments) on any occasion shall not be considered a waiver or deprive that Party or person of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement (including all attachments). Any waiver must be in writing and must specifically identify the provision(s) of this Agreement (including all attachments) being affected.
     14. ASSIGNMENT
     Except as otherwise provided in this Section 14, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by the Executive, and shall be assignable by the Company only to any corporation or other entity that succeeds to all, or substantially all, of the Company’s business or assets, and that expressly assumes (or assumes by operation of law in any merger or consolidation) the Company’s obligations hereunder. In the event of the Executive’s death or a judicial determination of his incapacity, references in this Agreement (including its attachments) to the “Executive” shall be deemed to include, as appropriate, his estate, heirs and/or legal representatives.
     15. AUTHORITY
     The Company represents and warrants that it has the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof. The Executive represents and warrants that he is not subject to any contractual or other commitment (including commitments relating to notice of resignation) that he has not disclosed to the Company and that would be breached by the Executive by his performance of this Agreement or that would restrict the performance of his obligations hereunder.
     16. CODES
     The Board has adopted a Code of Business Conduct and Ethics and a Code of Ethics for Principal Executive Officer and Senior Financial Officers. The Executive is expected to require compliance with those codes by the employees covered thereby and to comply himself.
     17. DEDUCTIONS
     The Company may deduct from the compensation described herein any applicable Federal, state and/or city withholding taxes, any applicable social security contributions, and any other amounts which may be required to be deducted or withheld by the Company pursuant to any Federal, state or city laws, rules or regulations or any election he shall have made.
     18. CONSULTING AGREEMENT
     The provisions of the Consulting Agreement between Executive and the Company dated February 28, 2007 for the compensation of the Executive for providing consulting services to the Company shall terminate on the Commencement Date.
     19. EXPENSES OF PREPARATION OF AGREEMENT
     Each of the Company and the Executive shall bear its own expenses for the preparation and negotiation of this Agreement, provided that the Company shall reimburse the Executive for his legal fees with respect to this Agreement and a Consulting Agreement with the Company to a maximum of $25,000.

     20. CAPTIONS
     The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.
     IN WITNESS WHEREOF, the Executive and the Company have signed this Agreement as of the date first set forth above.
RUSS BERRIE AND COMPANY, INC.

By:	/s/ Marc S. Goldfarb

Name: Marc S. Goldfarb
Title: Senior Vice President and
General Counsel
THE EXECUTIVE
/s/ Bruce Crain
Bruce Crain

Exhibit A
GENERAL RELEASE
     1. GENERAL RELEASE OF ALL CLAIMS
     The undersigned individual (the “Executive”) hereby irrevocably releases and forever discharges any and all known and unknown liabilities, debts, obligations, causes of action, demands, covenants, contracts, liens, controversies and any other claim of whatsoever kind or nature that the Executive ever had, now has or may have in the future against Russ Berrie and Company, Inc. (the “Company”), its stockholders, subsidiaries, affiliates, successors, assigns, officers, directors, attorneys, fiduciaries, representatives, employees, licensees, agents and assigns (the “Releasees”), to the extent arising out of or related to the performance of any services to or on behalf of the Company or the termination of those services and other than claims for payments, benefits or entitlements preserved by Section 3, and claims for indemnification and advancement of expenses under Section 2(G), of the Employment Agreement dated as of December 4, 2007, between the Company and the Executive (the “Employment Agreement”), including without limitation: (i) any such claims arising out of or related to any federal, state and/or local labor or civil rights laws including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964, the Equal Pay Act, the Older Workers Benefit Protection Act, the Rehabilitation Act, the Jury Systems Improvement Act, the Uniformed Services Employment and Reemployment Rights Act, the Vietnam Era Veterans Readjustment Assistance Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the New York Human Rights Law, the New Jersey Law Against Discrimination, the New Jersey wage and hour laws, and the New Jersey Conscientious Employee Protection Act, the California Fair Employment and Housing Act, the California Labor Code; (ii) any and all other such claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules, regulations or executive orders; or (iii) any and all such claims arising from any common law right of any kind whatsoever, including, without limitation, any claims for any kind of tortious conduct, promissory or equitable estoppel, defamation, breach of the Company’s policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay, in whole or part, any compensation of any kind whatsoever (collectively, “Executive’s Claims”).
     Execution of this Release by the Executive operates as a complete bar and defense against any and all of the Executive’s Claims against the Company and/or the other Releasees. If the Executive should hereafter assert any Executive’s Claims in any action or proceeding against the Company or any of the Releasees, as applicable, in any forum, this Release may be raised as and shall constitute a complete bar to any such action or proceeding and the Company and/or the Releasees shall be entitled to recover from the Executive all costs incurred, including attorneys’ fees, in defending against any such Executive’s Claims.

     Executive further waives and relinquishes any rights and benefits which he has or may have under California Civil Code § 1542 to the fullest extent that he may lawfully waive all such rights and benefits pertaining to the subject matter of this Release. Civil Code § 1542 provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Executive acknowledges that he is aware that he may later discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of this Release, but it is his intention to fully and finally forever settle and release any and all claims, matters, disputes, and differences, known or unknown, suspected and unsuspected, which now exist, may later exist or may previously have existed between the parties to the extent set forth in the first paragraph hereof, and that in furtherance of this intention this Release shall be and remain in effect as a full and complete general release to the extent set forth in the first paragraph herein, notwithstanding discovery or existence of any such additional or different facts.
     2. OPPORTUNITY FOR REVIEW
     The Executive acknowledges that he has had a reasonable opportunity to review and consider the terms of this Release for a period of at least 21 days, that he understands and has had the opportunity to receive counsel regarding his/ her respective rights, obligations and liabilities under this Release and that to the extent that the Executive has taken less than 21 days to consider this Release, the Executive acknowledges that he has had sufficient time to consider this Release and to consult with counsel and that he does not desire additional time to consider this Release. As long as the Executive signs and delivers this Release within such 21 day time period, he will have seven days after such delivery to revoke his decision by delivering written notice of such revocation to the Company. If the Executive does not revoke his decision during that seven-day period, then this Release shall become effective on the eighth day after being delivered by the Executive.
     3. BINDING EFFECT
     This Release is binding on the Executive’s heirs and personal representative.

     4. GOVERNING LAW; ARBITRATION; MISCELLANEOUS
     The provisions of Sections 8, 9, 10(A), 11, 13, 15, and 19 of the Employment Agreement shall be deemed incorporated into this Release as if fully set forth herein. Any claim or dispute arising under or relating to this Release, or the breach, termination or validity of this Release, shall be deemed a “Dispute” subject to Section 10(B) of the Employment Agreement.

RUSS BERRIE AND COMPANY, INC.

By:

Bruce Crain

RUSS BERRIE AND COMPANY, INC.
RESTRICTED STOCK AGREEMENT
Date of Grant: December   , 2007
     Russ Berrie and Company, Inc., a New Jersey corporation (the “Company”), does hereby grant to Bruce G. Crain (the “Executive”), as of the date set forth above, pursuant to the 2004 Russ Berrie and Company, Inc. Stock Option, Restricted and Non-Restricted Stock Plan (the “2004 Plan”), which is incorporated herein by reference, 85,000 shares of its Common Stock (stated value $.10) (the “Restricted Stock”), upon the following terms and conditions. This grant is being made pursuant to the terms of the Employment Agreement dated as of December 4, 2007 between the Company and the Executive (the “Employment Agreement”). Capitalized terms used but undefined herein shall have the meanings ascribed to them in the Employment Agreement. This is the Restricted Stock Agreement referred to in Section 6.9 of the 2004 Plan.
     1. The Restricted Stock shall be registered in the name of the Executive and held by the Company until the restrictions on such Restricted Stock lapse and such Restricted Stock is no longer subject to forfeiture in accordance with the terms hereof. As the restrictions on the Restricted Stock lapse (unless such stock is earlier forfeited in accordance with the terms hereof), the Company shall deliver to the Executive certificates representing such stock, free and clear of all restrictions other than those arising under federal and/or state securities laws.
     2. (a) Subject to the provisions of Sections 3 and 7 hereof, the Restricted Stock shall vest ratably over four years (25% per year) from December 4, 2007 (“Employment Commencement Date”), and upon vesting, shall not be subject to any further restrictions hereunder.
          (b) Except as provided in Section 3 hereof, and subject to the provisions of Section 7 hereof in the event of a Business Combination, any non-vested Restricted Stock shall be immediately forfeited and all rights of the Executive to such forfeited Restricted Stock shall terminate without payment of consideration by the Company upon termination of the Executive’s employment by the Company for Cause or termination of employment by the Executive without Good Reason.
     3. (a) In the event that the employment of the Executive is terminated prior to the vesting of all or part of the Restricted Stock, and such termination is by the Company without Cause or by the Executive for Good Reason, or by reason of the

Executive’s death or Disability, the Executive shall be credited with an additional two years of service after his Termination Date for purposes of determining vesting and nonforfeitability of the Restricted Stock.
          (b) Upon the occurrence of a Change in Control (as defined in the Employment Agreement), whether or not the employment of the Executive has terminated, the shares of Restricted Stock that were scheduled to vest within three years of the date of such Change in Control shall vest on the date of such Change in Control and vesting of the shares of Restricted Stock that were not scheduled to vest within three years of such Change in Control shall be accelerated by three years. In addition, in the event that the Company terminates the Executive’s employment without Cause and a Change in Control occurs within six months following the Termination Date, the shares of Restricted Stock that were scheduled to vest within three years of the Termination Date (and which did not vest on the Termination Date pursuant to Section 3(a)) shall vest on the date of the Change in Control.
          (c) The Committee (as defined in the 2004 Plan) may at any time, in its sole discretion, accelerate the time at which any or all of the Restricted Stock will vest or remove any or all of such restrictions with respect to the Restricted Stock.
     4. None of the Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the period in which the Restricted Stock has not become nonforfeitable.
     5. Subject to the restrictions set forth in this Agreement, the Executive shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to receive all dividends thereon.
     6. An appropriate legend shall be placed on the stock certificate representing the Restricted Stock with respect to the restrictions imposed thereon.
     7. The award of Restricted Stock hereunder shall be subject to adjustment as follows:
          (a) In the event of any change in the outstanding Common Stock by reason of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee shall adjust the aggregate number of shares of Common Stock available for awards of Restricted Stock

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and any or all other matters deemed appropriate by the Committee, including, without limitation, accelerating the vesting period pertaining to the Restricted Stock.
          (b) In connection with a Business Combination (as defined in the 2004 Plan), the Committee, in its sole discretion, may provide for (i) the continuation of the Plan and/or the assumption of the awards granted thereunder by a successor corporation (or a parent or subsidiary thereof), or (ii) the substitution for such awards of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares. In the event of any continuation, assumption or substitution contemplated by the foregoing clauses, the award of Restricted Stock shall continue in the manner and under the terms so provided.
          (c) If, by reason of a change in capitalization described above, Executive shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of his Restricted Stock, in the event that the 2004 Plan continues, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock prior to such change in capitalization.
     8. Subject to the limitations set forth in the 2004 Plan, the Committee is vested with absolute discretion and authority to interpret the 2004 Plan and make all determinations necessary or advisable for the administration thereof. Any good faith determination of the Committee in the administration of the 2004 Plan, as described therein, shall be final, conclusive and binding upon the Executive and any person claiming under or through the Executive, including, without limitation, any adjustments pursuant to Section 7 hereof.
     9. Nothing contained in the 2004 Plan or this Agreement shall confer upon the Executive any right with respect to continuance of employment by the Company nor limit in any way the right of the Company to terminate or modify his employment at any time, with or without Cause.
     10. If the Company is for any reason required to withhold any amount under the laws and regulations of the United States, any jurisdiction thereof or local government with respect to the issuance of Restricted Stock hereunder, or the lapse of restrictions with respect thereto (“Withholding Taxes”), the Executive or other person receiving such stock shall be required to pay the Company the amount of any such Withholding Taxes. The Company shall have the right to require the payment of any such Withholding Taxes before issuing any Restricted Stock hereunder or removing the restrictions with respect thereto. In lieu of all or any part of a cash payment regarding such Withholding Taxes, the Committee will permit the Executive to cover all or any part of the Withholding Taxes, through a reduction in the number of shares of stock delivered to such person or a

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delivery or tender to the Company of shares of Common Stock held by such person, in each case valued in the same manner as used in computing the Withholding Taxes under applicable laws.
     11. The Company shall not be required to issue or deliver a certificate for shares of Restricted Stock hereunder unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1933, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.
     12. Notwithstanding anything contained in the 2004 Plan or herein to the contrary, in the event that the disposition of shares of Restricted Stock acquired pursuant to the 2004 Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificates evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
     13. To the extent that federal laws of the United States do not otherwise control, this Agreement shall be governed by the laws of New Jersey, without giving effect to principles of conflicts of laws, and shall be construed accordingly.
     14. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
     15. This Agreement shall be binding upon and inure to the benefit of the successors (including by way of merger), assigns and heirs of the respective parties.
     16. The Executive acknowledges and agrees that a violation of Section 4 of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Executive agrees that the Company shall be

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entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of such Section and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

RUSS BERRIE AND COMPANY, INC.

By:

AGREED TO AND ACCEPTED AS OF THE
DATE OF GRANT SET FORTH ABOVE:

SIGNATURE-EXECUTIVE

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[100,000 Shares]
[2008 Option]
RUSS BERRIE AND COMPANY, INC.
STOCK OPTION AGREEMENT
Date of Grant: January   , 2008
     In accordance with the Employment Agreement (the ”Employment Agreement”) dated as of December 4, 2007, between Russ Berrie and Company, Inc, a New Jersey corporation (together with its successors and assigns, the “Company”) and Bruce G. Crain (the “Executive”), the Company does hereby grant to the Executive, as of the grant date set forth above, a stock option (the “Option”) to purchase an aggregate of 100,000 shares of its Common Stock (stated value $.10 per share) (“Shares”) at the price of $[   ] per share (the “Option Price”), upon the following terms and conditions. Capitalized terms used but undefined herein shall have the meanings ascribed to them in the Employment Agreement.
     1. (a) This Option is intended to be a non-qualified stock option and is granted under the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan (the “2004 Plan”).
          (b) Except as provided in Sections 2 and 4 below, this Option shall vest and become exercisable ratably over five years (20% per year) from December 4, 2007 the (“Employment Commencement Date”) and have a term of ten years from the Employment Commencement Date, provided, however, the term of exercisability of a vested portion of the Option shall be subject to the provisions of Sections 2 and 4 below.
     2. (a) If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, any outstanding unexercisable portion of this Option shall be deemed to be exercisable to the same extent as if the Executive had completed an additional two years of service after his Termination Date and the exercisable portion of this Option shall remain exercisable for 90 days following the Termination Date or until the ten year expiration date of this Option, whichever is earlier.
          (b) In the event the Executive’s employment terminates by death or Disability, any outstanding unexercisable portion of this Option shall be deemed to be exercisable to the same extent as if the Executive had completed an additional two years of service after the date of death or termination for Disability and the exercisable portion of this Option shall remain exercisable for a period of one year following such death or termination for Disability or until the ten year expiration date of this Option, whichever is earlier.
          (c) Upon the occurrence of a Change in Control, whether or not the employment of the Executive is terminated, any outstanding unexercisable of portion of this

Option that was scheduled to become exercisable within three years of the date of such Change in Control shall become exercisable, and the exercisability of any portion of this Option that was not scheduled to become exercisable within three years of the date of such Change in Control shall be accelerated by three years. In the event that the Company terminated the Executive’s employment without Cause and a Change in Control occurs within six months following the Termination Date, any outstanding unexercisable portion of this Option that was scheduled to vest within three years of the Termination Date (and which did not vest on the Termination Date pursuant to 2(a) above) shall become exercisable on the date of such Change in Control and shall remain exercisable for 90 days following the date of the Change in Control or until the ten year expiration date of this Option, whichever is earlier.
          (d) In the event that the Executive terminates his employment without Good Reason or the Company terminates the employment of the Executive for Cause, any unexercised portion of this Option that is not exercisable on the Termination Date will be cancelled and deemed terminated on the Termination Date and any outstanding exercisable portion of this Option shall remain exercisable for 90 days following the Termination Date or until the ten year expiration date of this Option, whichever is earlier.
     3. This Option shall be exercised by giving written notice of exercise to the Company at 111 Bauer Drive, Oakland, NJ 07430 (Attention: Chief Financial Officer) as follows:
          (a) Method of Exercise. In order to exercise this Option in whole or in part, the Executive shall submit to the Company a writing specifying the whole number of Shares in respect of which the Option is being exercised and accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below of the aggregate Option Price of the Shares in respect of which the Option is being exercised. The number of Shares for which the Option has thus been exercised shall then promptly be issued by the Company (the “Option Shares”) and a certificate for such Shares shall be promptly delivered to the Executive.
          (b) Method of Payment. Payment of the aggregate Option Price for Option Shares may be made (i) by delivery to the Company of cash or a check to the order of the Company and backed by sufficient funds in an amount equal to the aggregate Option Price of such Shares; (ii) to the extent that use of this procedure will not result in any incremental accounting charges to the Company, by authorizing the Company to withhold Shares that would otherwise be delivered to the Executive having an aggregate Market Price on the date of exercise equal to the aggregate Option Price of the Option Shares; (iii) by delivery to the Company of Shares then owned by the Executive having an aggregate Market Price on the date of delivery equal to the aggregate Option Price of the Option Shares; or (iv) by any combination of (i), (ii) or (iii). The Company shall also from time to time make available to the Executive any “cashless exercise” procedure that it then makes available to other option holders who are directors and executive officers of the Company.
          (c) Delivery of Shares in Payment of Option Price. Payment by delivery of Shares may be effected by delivering one or more stock certificates or by otherwise delivering

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Shares to the Company’s reasonable satisfaction, in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing Shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of Shares shall be returned by the Company. The Company need not accept fractional Shares.
     4. The number and type of securities (or other property) subject to this Option, the price to be paid therefor, and the other terms of this Agreement, shall be subject to adjustment as follows:
          (a) In the event of any dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee (as defined in the 2004 Plan) shall make equitable adjustments to the Option as is applicable under the circumstances. Such adjustment shall include, as applicable, changes in the number of Shares subject to the Option and Option exercise price and any other adjustments deemed appropriate by the Committee.
          (b) In connection with a Business Combination (as defined in the 2004 Plan), the Committee (as defined in the 2004 Plan), in its sole discretion, may provide for (i) the assumption of the Option by a successor corporation (or a parent or subsidiary thereof), (ii) the substitution for the Option of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices, (iii) upon 10 days’ advance notice from the Committee to the Executive, the acceleration of the vesting and/or exercise period pertaining to the Option or (iv) upon 10 days’ advance notice from the Committee to the Executive, (x) the cancellation of any outstanding portion of the Option that is then exercisable and the payment to the holder thereof, in cash or stock, or any combination thereof, of the value of such portion based upon the price per share of Stock received or to be received by other stockholders of the Company in connection with the Business Combination, and (y) the cancellation of the portion of the Option that is not then exercisable, provided that the Executive’s Options shall not be cancelled unless all other outstanding unexercisable Options are cancelled as a result of the Business Combination. In the event of any continuation, assumption or substitution contemplated by the foregoing clauses, the Option shall continue in the manner and under the terms so provided.
          (c) If, by reason of any adjustment to the Option pursuant to the provisions described above, the Executive shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of the Option, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Option prior to such adjustment.

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     5. This Option shall not be assignable or transferable except by will or by the laws of descent or distribution provided, however, that the Executive may transfer all or any portion of the Option to a member of his Immediate Family (as defined under the 2004 Plan), a trust for the benefit of the Executive or any member of his Immediate Family, partnerships in which the Executive or his Immediate Family members and/or trusts are the only partners, and/or any organization exempt under Section 501(c) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of Section 2, this Option shall be exercisable only by the Executive or his permitted assignee or transferee.
     6. Nothing contained in this Agreement shall confer upon the Executive any right with respect to continuance of employment by the Company nor limit in any way the right of the Company to terminate or modify his employment at any time, with or without Cause.
     7. Any determination of the Committee as to any adjustments pursuant to Section 4 hereof shall be final, conclusive and binding upon the Executive and any person claiming under or through the Executive, to the extent made by the Committee in good faith.
     8. If the Company is for any reason required to withhold any amount under the tax laws or regulations of the United States, any jurisdiction thereof or local government with respect to the transfer of Option Shares upon exercise of the Option (“Withholding Taxes”), the Executive or other person receiving such Shares shall be required to pay the Company the amount of any such Withholding Taxes, such payment to be made in any of the fashions authorized under Section 3(b) above.
     9. The Company shall not be required to issue or deliver a certificate for Option Shares unless the issuance and delivery of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.
     10. Notwithstanding anything contained herein to the contrary, in the event that the disposition of Option Shares is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Option Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulation thereunder. The certificates evidencing any of such Option Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
     11. The Executive acknowledges and agrees that a violation of Section 5 of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Executive agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of Section 5, and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

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     12. The Executive shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon exercise of the Option granted hereunder unless and until certificates representing such shares shall have been issued by the Company.
     13. “Market Price,” when used with respect to the price of a Share on a particular day, shall mean the closing price for which a Share is purchased that day (or, if no purchases have been made on such day, on the most recent preceding day on which such a purchase occurred) on the principal national securities exchange or national market system on which Shares are then listed or eligible for sale (or, if Shares are not then listed or eligible for sale on any such exchange or market system, the price as determined reasonably in good faith by the Committee).

RUSS BERRIE AND COMPANY, INC.
By:

AGREED TO AND ACCEPTED AS OF THE
DATE OF GRANT SET FORTH ABOVE:

5

20,000 Share]
[2007 Option]
RUSS BERRIE AND COMPANY, INC.
STOCK OPTION AGREEMENT
Date of Grant: December   , 2007
     In accordance with the Employment Agreement (the ”Employment Agreement”) dated as of December 4, 2007, between Russ Berrie and Company, Inc, a New Jersey corporation (together with its successors and assigns, the “Company”) and Bruce G. Crain (the “Executive”), the Company does hereby grant to the Executive, as of the grant date set forth above, a stock option (the “Option”) to purchase an aggregate of 20,000 shares of its Common Stock (stated value $.10 per share) (“Shares”) at the price of $[   ] per share (the “Option Price”), upon the following terms and conditions. Capitalized terms used but undefined herein shall have the meanings ascribed to them in the Employment Agreement.
     1. (a) This Option is intended to be a non-qualified stock option and is granted under the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan (the “2004 Plan”).
          (b) Except as provided in Sections 2 and 4 below, this Option shall fully vest and become exercisable on the six month anniversary of December 4, 2007 (“Employment Commencement Date”) and have a term of ten years from the Employment Commencement Date, provided, however, the term of exercisability of the Option shall be subject to the provisions of Sections 2 and 4 below.
     2. (a) If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, this Option shall be exercisable in full and shall remain exercisable for 90 days following the Termination Date or until the ten year expiration date of this Option, whichever is earlier.
          (b) In the event the Executive’s employment terminates by death or Disability, this Option shall be exercisable in full and shall remain exercisable for a period of one year following such death or termination for Disability or until the ten year expiration date of this Option, whichever is earlier.
          (c) Upon the occurrence of a Change in Control, whether or not the employment of the Executive is terminated, this Option shall become exercisable in full.
          (d) In the event that the Executive terminates his employment without Good Reason or the Company terminates the employment of the Executive for Cause, any unexercised portion of this Option that is not exercisable on the Termination Date will be cancelled and deemed terminated on the Termination Date and any outstanding exercisable portion of this Option shall remain exercisable for 90 days following the Termination Date or until the five year expiration date of this Option, whichever is earlier.
     3. This Option shall be exercised by giving written notice of exercise to the Company at 111 Bauer Drive, Oakland, NJ 07430 (Attention: Chief Financial Officer) as follows:
          (a) Method of Exercise. In order to exercise this Option in whole or in part, the Executive shall submit to the Company a writing specifying the whole number of Shares in respect of which the Option is being exercised and accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below of the aggregate Option Price of the Shares in respect of which the Option is being exercised. The number of Shares for which the Option has thus been exercised shall then promptly be issued by the Company (the “Option Shares”) and a certificate for such Shares shall be promptly delivered to the Executive.
          (b) Method of Payment. Payment of the aggregate Option Price for Option Shares may be made (i) by delivery to the Company of cash or a check to the order of the Company and backed by sufficient funds in an amount equal to the aggregate Option Price of such Shares; (ii) to the extent that use of this procedure will not result in any incremental accounting charges to the Company, by authorizing the Company to withhold Shares that would otherwise be delivered to the Executive having an aggregate Market Price on the date of exercise equal to the aggregate Option Price of the Option Shares; (iii) by delivery to the Company of Shares then owned by the Executive having an aggregate Market Price on the date of delivery equal to the aggregate Option Price of the Option Shares; or (iv) by any combination of (i), (ii) or (iii). The Company shall also from time to time make available to the Executive any “cashless exercise” procedure that it then makes available to other option holders who are directors and executive officers of the Company.
          (c) Delivery of Shares in Payment of Option Price. Payment by delivery of Shares may be effected by delivering one or more stock certificates or by otherwise delivering Shares to the Company’s reasonable satisfaction, in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing Shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of Shares shall be returned by the Company. The Company need not accept fractional Shares.
     4. The number and type of securities (or other property) subject to this Option, the price to be paid therefor, and the other terms of this Agreement, shall be subject to adjustment as follows:
          (a) In the event of any dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization,

2

reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee (as defined in the 2004 Plan) shall make equitable adjustments to the Option as is applicable under the circumstances. Such adjustment shall include, as applicable, changes in the number of Shares subject to the Option and Option exercise price and any other adjustments deemed appropriate by the Committee.
          (b) In connection with a Business Combination (as defined in the 2004 Plan), the Committee (as defined in the 2004 Plan), in its sole discretion, may provide for (i) the assumption of the Option by a successor corporation (or a parent or subsidiary thereof), (ii) the substitution for the Option of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices, (iii) upon 10 days’ advance notice from the Committee to the Executive, the acceleration of the vesting and/or exercise period pertaining to the Option or (iv) upon 10 days’ advance notice from the Committee to the Executive, (x) the cancellation of any outstanding portion of the Option that is then exercisable and the payment to the holder thereof, in cash or stock, or any combination thereof, of the value of such portion based upon the price per share of Stock received or to be received by other stockholders of the Company in connection with the Business Combination, and (y) the cancellation of the portion of the Option that is not then exercisable, provided that the Executive’s Options shall not be cancelled unless all other outstanding unexercisable Options are cancelled as a result of the Business Combination. In the event of any continuation, assumption or substitution contemplated by the foregoing clauses, the Option shall continue in the manner and under the terms so provided.
          (c) If, by reason of any adjustment to the Option pursuant to the provisions described above, the Executive shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of the Option, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Option prior to such adjustment.
     5. This Option shall not be assignable or transferable except by will or by the laws of descent or distribution provided, however, that the Executive may transfer all or any portion of the Option to a member of his Immediate Family (as defined under the 2004 Plan), a trust for the benefit of the Executive or any member of his Immediate Family, partnerships in which the Executive or his Immediate Family members and/or trusts are the only partners, and/or any organization exempt under Section 501(c) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of Section 2, this Option shall be exercisable only by the Executive or his permitted assignee or transferee.
     6. Nothing contained in this Agreement shall confer upon the Executive any right with respect to continuance of employment by the Company nor limit in any way the right of the Company to terminate or modify his employment at any time, with or without Cause.
     7. Any determination of the Committee as to any adjustments pursuant to

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Section 4 hereof shall be final, conclusive and binding upon the Executive and any person claiming under or through the Executive, to the extent made by the Committee in good faith.
     8. If the Company is for any reason required to withhold any amount under the tax laws or regulations of the United States, any jurisdiction thereof or local government with respect to the transfer of Option Shares upon exercise of the Option (“Withholding Taxes”), the Executive or other person receiving such Shares shall be required to pay the Company the amount of any such Withholding Taxes, such payment to be made in any of the fashions authorized under Section 3(b) above.
     9. The Company shall not be required to issue or deliver a certificate for Option Shares unless the issuance and delivery of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.
     10. Notwithstanding anything contained herein to the contrary, in the event that the disposition of Option Shares is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Option Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulation thereunder. The certificates evidencing any of such Option Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
     11. The Executive acknowledges and agrees that a violation of Section 5 of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Executive agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of Section 5, and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.
     12. The Executive shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon exercise of the Option granted hereunder unless and until certificates representing such shares shall have been issued by the Company.
     13. “Market Price,” when used with respect to the price of a Share on a particular day, shall mean the closing price for which a Share is purchased that day (or, if no purchases have been made on such day, on the most recent preceding day on which such a purchase occurred) on the principal national securities exchange or national market system on which

4

Shares are then listed or eligible for sale (or, if Shares are not then listed or eligible for sale on any such exchange or market system, the price as determined reasonably in good faith by the Committee).

RUSS BERRIE AND COMPANY, INC.
By:

AGREED TO AND ACCEPTED AS OF THE
DATE OF GRANT SET FORTH ABOVE:

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[100,000 Shares]
[2007 Option]
RUSS BERRIE AND COMPANY, INC.
STOCK OPTION AGREEMENT
Date of Grant: December   , 2007
     In accordance with the Employment Agreement (the ”Employment Agreement”) dated as of December 4, 2007, between Russ Berrie and Company, Inc, a New Jersey corporation (together with its successors and assigns, the “Company”) and Bruce G. Crain (the “Executive”), the Company does hereby grant to the Executive, as of the grant date set forth above, a stock option (the “Option”) to purchase an aggregate of 100,000 shares of its Common Stock (stated value $.10 per share) (“Shares”) at the price of $[   ] per share (the “Option Price”), upon the following terms and conditions. Capitalized terms used but undefined herein shall have the meanings ascribed to them in the Employment Agreement.
     1. (a) This Option is intended to be a non-qualified stock option. Of the Shares covered by this Option, 80,000 Shares are granted under the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan (the “2004 Plan”) and 20,000 Shares are granted outside the 2004 Plan.
          (b) Except as provided in Sections 2 and 4 below, this Option shall vest and become exercisable ratably over five years (20% per year) from December 4, 2007 the (“Employment Commencement Date”) and have a term of ten years from the Employment Commencement Date, provided, however, the term of exercisability of a vested portion of the Option shall be subject to the provisions of Sections 2 and 4 below.
     2. (a) If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, any outstanding unexercisable portion of this Option shall be deemed to be exercisable to the same extent as if the Executive had completed an additional two years of service after his Termination Date and the exercisable portion of this Option shall remain exercisable for 90 days following the Termination Date or until the ten year expiration date of this Option, whichever is earlier.
          (b) In the event the Executive’s employment terminates by death or Disability, any outstanding unexercisable portion of this Option shall be deemed to be exercisable to the same extent as if the Executive had completed an additional two years of service after the date of death or termination for Disability and the exercisable portion of this Option shall remain exercisable for a period of one year following such death or termination for Disability or until the ten year expiration date of this Option, whichever is earlier.
          (c) Upon the occurrence of a Change in Control, whether or not the employment of the Executive is terminated, any outstanding unexercisable portion of this Option that was scheduled to become exercisable within three years of the date of such Change in Control shall become exercisable, and the exercisability of any portion of this Option that was not scheduled to become exercisable within three years of the date of such Change in Control shall be accelerated by three years. In the event that the Company terminated the Executive’s employment without Cause and a Change in Control occurs within six months following the Termination Date, any outstanding unexercisable portion of this Option that was scheduled to vest within three years of the Termination Date (and which did not vest on the Termination Date pursuant to 2(a) above) shall become exercisable on the date of such Change in Control and shall remain exercisable for 90 days following the date of the Change in Control or until the ten year expiration date of the Option, whichever is earlier.
          (d) In the event that the Executive terminates his employment without Good Reason or the Company terminates the employment of the Executive for Cause, any unexercised portion of this Option that is not exercisable on the Termination Date will be cancelled and deemed terminated on the Termination Date and any outstanding exercisable portion of this Option shall remain exercisable for 90 days following the Termination Date or until the ten year expiration date of this Option, whichever is earlier.
     3. This Option shall be exercised by giving written notice of exercise to the Company at 111 Bauer Drive, Oakland, NJ 07430 (Attention: Chief Financial Officer) as follows:
          (a) Method of Exercise. In order to exercise this Option in whole or in part, the Executive shall submit to the Company a writing specifying the whole number of Shares in respect of which the Option is being exercised and accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below of the aggregate Option Price of the Shares in respect of which the Option is being exercised. The number of Shares for which the Option has thus been exercised shall then promptly be issued by the Company (the “Option Shares”) and a certificate for such Shares shall be promptly delivered to the Executive.
          (b) Method of Payment. Payment of the aggregate Option Price for Option Shares may be made (i) by delivery to the Company of cash or a check to the order of the Company and backed by sufficient funds in an amount equal to the aggregate Option Price of such Shares; (ii) to the extent that use of this procedure will not result in any incremental accounting charges to the Company, by authorizing the Company to withhold Shares that would otherwise be delivered to the Executive having an aggregate Market Price on the date of exercise equal to the aggregate Option Price of the Option Shares; (iii) by delivery to the Company of Shares then owned by the Executive having an aggregate Market Price on the date of delivery equal to the aggregate Option Price of the Option Shares; or (iv) by any combination of (i), (ii) or (iii). The Company shall also from time to time make available to the Executive any “cashless exercise” procedure that it then makes available to other option holders who are directors and executive officers of the Company.
          (c) Delivery of Shares in Payment of Option Price. Payment by delivery of

2

Shares may be effected by delivering one or more stock certificates or by otherwise delivering Shares to the Company’s reasonable satisfaction, in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing Shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of Shares shall be returned by the Company. The Company need not accept fractional Shares.
     4. The number and type of securities (or other property) subject to this Option, the price to be paid therefor, and the other terms of this Agreement, shall be subject to adjustment as follows:
          (a) In the event of any dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee (as defined in the 2004 Plan) shall make equitable adjustments to the Option as is applicable under the circumstances. Such adjustment shall include, as applicable, changes in the number of Shares subject to the Option and Option exercise price and any other adjustments deemed appropriate by the Committee.
          (b) In connection with a Business Combination (as defined in the 2004 Plan), the Committee (as defined in the 2004 Plan), in its sole discretion, may provide for (i) the assumption of the Option by a successor corporation (or a parent or subsidiary thereof), (ii) the substitution for the Option of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices, (iii) upon 10 days’ advance notice from the Committee to the Executive, the acceleration of the vesting and/or exercise period pertaining to the Option or (iv) upon 10 days’ advance notice from the Committee to the Executive, (x) the cancellation of any outstanding portion of the Option that is then exercisable and the payment to the holder thereof, in cash or stock, or any combination thereof, of the value of such portion based upon the price per share of Stock received or to be received by other stockholders of the Company in connection with the Business Combination, and (y) the cancellation of the portion of the Option that is not then exercisable, provided that the Executive’s Options shall not be cancelled unless all other outstanding unexercisable Options are cancelled as a result of the Business Combination. In the event of any continuation, assumption or substitution contemplated by the foregoing clauses, the Option shall continue in the manner and under the terms so provided.
          (c) If, by reason of any adjustment to the Option pursuant to the provisions described above, the Executive shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of the Option, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Option prior to such adjustment.

3

     5. This Option shall not be assignable or transferable except by will or by the laws of descent or distribution provided, however, that the Executive may transfer all or any portion of the Option to a member of his Immediate Family (as defined under the 2004 Plan), a trust for the benefit of the Executive or any member of his Immediate Family, partnerships in which the Executive or his Immediate Family members and/or trusts are the only partners, and/or any organization exempt under Section 501(c) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of Section 2, this Option shall be exercisable only by the Executive or his permitted assignee or transferee.
     6. Nothing contained in this Agreement shall confer upon the Executive any right with respect to continuance of employment by the Company nor limit in any way the right of the Company to terminate or modify his employment at any time, with or without Cause.
     7. Any determination of the Committee as to any adjustments pursuant to Section 4 hereof shall be final, conclusive and binding upon the Executive and any person claiming under or through the Executive, to the extent made by the Committee in good faith.
     8. If the Company is for any reason required to withhold any amount under the tax laws or regulations of the United States, any jurisdiction thereof or local government with respect to the transfer of Option Shares upon exercise of the Option (“Withholding Taxes”), the Executive or other person receiving such Shares shall be required to pay the Company the amount of any such Withholding Taxes, such payment to be made in any of the fashions authorized under Section 3(b) above.
     9. The Company shall not be required to issue or deliver a certificate for Option Shares unless the issuance and delivery of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.
     10. Notwithstanding anything contained herein to the contrary, in the event that the disposition of Option Shares is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Option Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulation thereunder. The certificates evidencing any of such Option Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
     11. The Executive acknowledges and agrees that a violation of Section 5 of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Executive agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of Section 5, and to enforce the terms and provisions hereof in any court of

4

competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.
     12. The Executive shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon exercise of the Option granted hereunder unless and until certificates representing such shares shall have been issued by the Company.
     13. “Market Price,” when used with respect to the price of a Share on a particular day, shall mean the closing price for which a Share is purchased that day (or, if no purchases have been made on such day, on the most recent preceding day on which such a purchase occurred) on the principal national securities exchange or national market system on which Shares are then listed or eligible for sale (or, if Shares are not then listed or eligible for sale on any such exchange or market system, the price as determined reasonably in good faith by the Committee).

RUSS BERRIE AND COMPANY, INC.
By:

AGREED TO AND ACCEPTED AS OF THE
DATE OF GRANT SET FORTH ABOVE:

5